Exhibit 15.1

May 31, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 17, 2011 on our review of interim financial information of Domus Holdings Corp. and its subsidiaries and Realogy Corporation and its subsidiaries for the three month periods ended March 31, 2011 and March 31, 2010 is included in this Registration Statement on Amendment No. 1 to Form S-1 dated May 31, 2011.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey